Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (No. 333-155287 and 333-142703) on Form S-8 of Sterling Banks, Inc., of our report dated April 15, 2009, relating to the audit of the consolidated financial statements of Sterling Banks, Inc., which appears in the Annual Report to Shareholders, which report is incorporated by reference in the Annual Report on Form 10-K of Sterling Banks, Inc. for the year ended December 31, 2008.

Blue Bell, Pennsylvania
April 15, 2009